UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2017

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199213	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Prospect Street, Suite 210, La Jolla, CA USA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 760-943-1689

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a) Subscription Agreement

On July 31, 2017, Artelo Biosciences, Inc. (the “Company”) entered into Subscription Agreements with 18 individuals, all of whom are accredited investors (as that term is defined in Regulation D as promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended) for the purchase and sale of 1,952,302 units of the Company’s equity securities (the “Units”) at a price of $0.40 per Unit, pursuant to a private placement offering conducted by the Company (the “Offering”) for aggregate proceeds of $780,921. The Unit price was set by the Company. Each Unit consists of: (i) one (1) share of common stock; and (ii) one (1) Series A Stock Purchase Warrant to purchase one (1) share of common stock at a price of $1.00 per share for a period of 5 years from the issue date (the “Series A Warrants”); the Series S Warrants may be exercised on a cashless basis using the formula contained therein. The consummation of the transactions contemplated by the Subscription Agreement occurred on July 31, 2017 (the “Closing Date”).

As part of the Offering, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”) requiring the Company to register for resale all of the shares of common stock sold as part of the Offering, including those issuable upon exercise of the Series A Warrants within 180 days from the closing.

The Company intends to use the proceeds from the Offering to continue to license, develop and commercialize novel cannabinoid therapeutic treatments for unmet medical needs.and for general corporate and administrative purposes.

 The summary of the terms of the Offering included in this Current Report on Form 8-K (this “Report”) does not purport to be complete and is qualified in its entirety by reference to the Form of Series S Warrant, the Form of Registration Rights Agreement and the Form of Subscription Agreement attached as Exhibits 4.1, 10.1, and 10.2, respectively (collectively, the “Transaction Documents”) and are incorporated by reference herein; capitalized but undefined terms used in this Report have the meaning ascribed to such term as set forth in the Transaction Documents. The forms of the Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company’s public disclosures.

Amendment to Exclusive License Agreement

On May 2, 2017, Artelo Biosciences, Inc. (the “Company”) entered into an Exclusive Patent License Agreement (the “License Agreement”) with Analog Biosciences, Inc. (“Analaog”) pursuant to which the Company obtained an exclusive license to a provisional patent application, and any patent issued on such patent application, related to a combination product strategy to produce a synergy with cannabidiol (the “Invention”), which was previously assigned to Analog. Pursuant to the terms of the License Agreement, the Company will have the exclusive right to use and sublicense the Invention, for which it will pay Analog a percentage of any sales, an earned royalty and certain other payments. The License Agreement will remain in effect through the life of the Invention and may be terminated by either party as set forth in the License Agreement. The License Agreement was amended on August 1, 2017 (the “License Amendment”) altering the parties’ respective obligations regarding fee and filing obligations for 2018, which are expected to be in the range of $5,000 to $15,000 in the aggregate.

The foregoing is a summary description of certain terms of the License Amendment and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the License Amendment, a redacted copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

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Exclusive License Agreement

On July 31, 2017, the Company entered into a license agreement (the “License Agreement”) with Analog Biosciences, Inc. Analog Biosciences, Inc. (“Licensor”), a Nevada corporation pursuant to which the Company has among other things, licensed certain patent rights pertaining to manufacturing methodologies for compositions containing cannabinoids. Under the terms of the License Agreement, the Company will pay to Licensor twenty-five percent (25%) of any cash consideration, and of the cash equivalent of all other consideration, which is due to the Company for the grant of rights under a sublicense, excluding payments due to the Company as a royalty based on Sales (as defined in the License Agreement) by the sublicensee. The Company also will pay to Licensor earned royalties (“Earned Royalties”) at the rate of one percent (1%) of the Net Sales of all Licensed Products and Licensed Services, as those terms are defined in the Manufacturing License.

As part of the consideration under this Agreement, the Company shall pay to Licensor, for each Licensed Product, the following milestone payments:

(a)	$100,000.00 upon enrolling the first patient in a Phase III Clinical Trial or foreign equivalent using the Licensed Product; and

(b)	$200,000.00 upon obtaining marketing authorization from the FDA or foreign equivalent for each Licensed Product.

If the Company is unable to meet any of its diligence obligations set forth in Paragraphs 5.1, 5.2 and 5.3 of the License Agreement, then Licensor will so notify the Company of failure to perform. The Company will have the right and option to extend the target date of any such diligence obligation for a period of six (6) months upon the payment of Five Thousand dollars ($5,000) within the thirty (30)-day period prior to the date to be extended, for each such extension option exercised by the Company. The Company may further extend the target date of any diligence obligation for an additional six (6) months upon payment of an additional Five Thousand dollars ($5,000). Additional extensions may be granted only by written agreement of the Parties. These payments are in addition to any other payments owed under the License Agreement. Should the Company opt not to extend the obligation or fail to meet the obligation by the extended target date, then Licensor will have the right and option either to terminate this License Agreement or to reduce the Company's exclusive license to a non-exclusive license.

To exercise either the right to terminate the License Agreement or to reduce the license to a non-exclusive license for lack of diligence under Paragraph 5.1, 5.2 or 5.3 of the License Agreement, Licensor will give the Company written notice of the deficiency. The Company thereafter will have sixty (60) days to cure the deficiency. If Licensor has not received satisfactory written evidence that the deficiency has been cured by the end of the sixty (60)-day period, then Licensor may, at its option, either terminate the License Agreement or reduce the Company's exclusive license to a non-exclusive license by giving written notice to the Company.

The foregoing is a summary description of certain terms of the License Amendment and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the License Amendment, a redacted copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Indemnification Agreement

On July 31, 2017, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with its newly appointed director, Dr. Douglas Blayney, who was appointed to the Company’s Board of Directors (the Board”) on the same date.

Pursuant to the Indemnification Agreement, the Company agreed to indemnify Dr. Blayney against all expenses, liability and loss, subject to certain limitations, arising out of their respective duties with the Company. The Indemnification Agreement provides indemnification in addition to the indemnification provided by the Company’s certificate of incorporation and by-laws and by applicable law. Among other things, the Indemnification Agreement expressly provides indemnification for Dr. Blayney for expenses, liability and loss (actually or reasonably incurred by each of them in connection with the investigation, defense, settlement or appeal of any proceeding relating to their respective duties with the Company. In addition, the Company has agreed to advance expenses, subject to certain limitations, incurred by Dr. Blayney in connection with the investigation, defense, settlement or appeal of any proceeding to which they are a party or are threatened to be made a party as a result of their respective duties with the Company.

The foregoing is a summary description of certain terms of the Indemnification Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Stock Purchase Agreement

On August 1, 2017, Peter O’Brien, a member of the Company’ Board and its Senior Vice President – European Operations and the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with ALII Capital LLC, a Washington limited liability corporation (“Purchaser”) pursuant to which Mr. O’Brien sold 300,000 shares of the Company’s stock owned by him for $300. Pursuant to the terms of the Stock Purchase Agreement, the Company granted Purchaser demand registration rights for the shares purchased.

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The foregoing is a summary description of certain terms of the Stock Purchase Agreement and does not purport to be complete, and it is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01(a) of this Report is incorporated by reference into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 31, 2017 the Board increased its size from four members to five members and appointed Dr. Douglas Blayney as a member of the Board to serve in such capacity for a period of four years, subject to their earlier resignation or removal.

Douglas Blayney. Douglas W. Blayney, MD is a Professor of Medicine at Stanford and former Medical Director of Stanford Cancer Center. Dr. Blayney is a past president of the American Society of Clinical Oncology (ASCO) and a founder of the ASCO Quality Symposium. He was previously a Professor of Internal Medicine and Medical Director of the Comprehensive Cancer Center at the University of Michigan, and prior to that practiced and led Wilshire Oncology Medical Group, Inc. a physician owned multidisciplinary oncology practice in southern California. Dr. Blayney served on the Food and Drug Administration’s Oncologic Drugs Advisory Committee and is Founding Editor-in-Chief and Editor-in-Chief Emeritus of ASCO’s Journal of Oncology Practice. He has over 70 scientific publications with expertise on clinical trial development, use of oncology drugs in clinical practice, and information technology use. Dr. Blayney earned a degree in electrical engineering from Stanford, is a graduate of the University of California, San Diego School of Medicine, and received post graduate training at UCSD and at the National Cancer Institute in Bethesda, Maryland.

There are no arrangements or understandings between Dr. Douglas Blayney and any person pursuant to which they were selected as a director, and there are no actual or proposed transactions between any of Ms. Matsui, Mr. Kelly or any of their related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with their respective appointments as a director of the Company.

As compensation for his service, the Company has agreed to issue 100,000 shares of the Company’s common stock which vest in equal installments over a four year period, subject to their continued service to the Company. The Company intends to compensate its Board members at a rate of $15,000-$20,000 per year beginning in their second year of service and at a rate of $20,000-$30,000 each year thereafter, subject to Board approval. The Company has agreed to reimburse Board members for any reasonable expenses incurred by them in connection with any travel requested by and on behalf of the Company.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.2	Form of Series A Warrant
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
10.3	Amendment Dated August 1, 2017 to the Exclusive License Agreement between Artelo Biosciences, Inc. and Analog Sciences, Inc.
10.4	Exclusive Patent License Agreement between Artelo Biosciences, Inc. and Analog Sciences, Inc.
10.5	Indemnification Agreement Dated July 31, 2017
10.6	Stock Purchase Agreement Dated August 1, 2017

_________________

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

/s/ Gregory Gorgas
Gregory Gorgas
President & CEO

Date August 4, 2017

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